Exhibit 23.2



                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 2000, with respect to the financial statements of Scientific Games Holdings Corp. as of December 31, 1999 and 1998, and for the three years in the period ended December 31, 1999, incorporated by reference in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Scientific Games Corporation for the registraton of 5,447,588 shares of its common stock.

                                          /s/ Ernst & Young LLP


Atlanta, Georgia
December 3, 2001